Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We have issued our report [dated October 24, 2003 (except for Note 6 and Note 8, as to which the date is November 19, 2003)], accompanying the consolidated financial statements and schedules of Spescom Software Inc. (formerly Altris Software, Inc.) incorporated by reference in this Registration Statement.  We consent to the use of the aforementioned reports in the Registration Statement.

/s/ GRANT THORNTON LLP

Irvine, California
January 9, 2006